Exhibit 10.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT, dated as of May 15, 2026 (this “Amendment”), by and among Plum Acquisition Corp. IV, a Cayman Islands exempted company (the “Purchaser”), Plum IV Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Purchaser (“Merger Sub”), and Controlled Thermal Resources Holdings Inc., a Delaware corporation (the “Company” and together with the Purchaser and Merger Sub, the “Parties”).

RECITALS

A. The Parties entered into a Business Combination Agreement dated as of March 8, 2026 (the “Business Combination Agreement”).

B. The Parties wish to enter into this Amendment to make certain amendments to the Business Combination Agreement as set out herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

1.01 Amendments

(a) Section 6.04 of the Business Combination Agreement is deleted in its entirety and replaced with the following:

“Section 6.04 Annual and Interim Financial Statements. As soon as reasonably practicable following the date of this Agreement, but in no event later than June 15, 2026, the Company shall deliver to the Purchaser audited balance sheet and statement of operations, comprehensive loss, stockholders’ equity and cash flows of the Company as of and for the years ended December 31, 2024 and 2025, together with the auditor’s reports thereon and which comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (excluding pro forma financial information, which shall be delivered by the Company to the Purchaser no later than June 30, 2026) in such form as required by the applicable rules and regulations of the SEC and which have been reviewed or audited, as applicable, in accordance with GAAP and PCAOB standards (collectively, the “PCAOB Financial Statements”); provided, that upon delivery of such PCAOB Financial Statements, such financial statements shall be deemed “Company Financials” for the purposes of this Agreement. In addition, as soon as reasonably practicable following the date of this Agreement, but in no event later than June 15, 2026, the Company shall deliver to the Purchaser unaudited financial statements of the Company as of and for the quarter year ended March 31, 2026, unaudited balance sheet of the Company as of such date and the related unaudited  income statement, and statement of cash flows for the fiscal quarter then ended (excluding pro forma financial information, which shall be delivered by the Company to the Purchaser no later than June 30, 2026) (the “Interim Financial Statements”). Following any “staleness” date (as determined in accordance with the applicable rules and regulations of the SEC) applicable to the financial statements that are required by the applicable accounting requirements and other rules and regulations of the SEC to be included in the Proxy Statement/Registration Statement (including pro forma financial information) that occurs prior to the Closing Date, the Company shall deliver as promptly as reasonably practicable, any financial statements of the Company that are required by the applicable accounting requirements and other rules and regulations of the SEC to be included in the Proxy Statement/Registration Statement (including pro forma financial information) (such audited or unaudited financial statements, the “Additional Financial Statements”). The representations and warranties set forth in Section 4.06 shall be deemed to apply to such PCAOB Financial Statements, the Interim Financial Statements and the Additional Financial Statements with the same force and effect as if made as of the date of this Agreement.”

(b) Section 6.09(b) of the Business Combination Agreement is deleted in its entirety and replaced with the following:

“(b) In furtherance and not in limitation of Section 6.09(a), to the extent required under the HSR Act any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (collectively, “Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense (except that any fees or other amounts charged by any Governmental Authorities relating to such filings or applications by the Company or the Purchaser under Antitrust Laws will be paid by the Company and borne 50% by the Company as a Company Transaction Cost and 50% by the Purchaser as a Purchaser Transaction Cost), with respect to the Transactions as promptly as practicable (but in no event later than July 31, 2026, except as mutually agreed otherwise by the Parties), to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act or any other Antitrust Laws and obtaining any approval required under any other Antitrust Laws; provided, that neither Party shall extend any waiting period under the HSR Act or comparable period under any other Antitrust Laws or enter into any agreement with any Governmental Authority to so extend such waiting period or comparable period without the prior written consent of the other Parties. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any material communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and unless prohibited by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. The Parties agree that any written materials of such Party (including without limitation any notification and report forms filed under the HSR Act concerning the Transactions) may be redacted or disclosed for outside counsel only, as necessary to comply with contractual arrangements and as necessary to address reasonable privilege or confidentiality concerns, in each event prior to sharing such materials with another Party.”

(c) Section 8.01(m) of the Business Combination Agreement is deleted in its entirety and replaced with the following:

“(m) by the Purchaser if the Company has not delivered the Consents and Contracts described on Schedule 8.01(m) (the “Material Consents”) by the dates set forth on Schedule 8.01(m); provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.01(m) if at such time the Purchaser is in material uncured breach of this Agreement.”

(d)	Schedule 8.01(m) attached to the Business Combination Agreement is deleted in its entirety and replaced with Schedule 8.01(m) attached as Schedule 1 hereto.

1.02 General Provisions

(a)	Any references to “this Agreement” in the Business Combination Agreement will mean the Business Combination Agreement as modified by this Amendment. Except as specifically amended by this Amendment, the provisions of the Business Combination Agreement shall remain in full force and effect.

(b)	This Amendment, the Business Combination Agreement (as modified by this Amendment) and the Ancillary Documents constitute the entire understanding of the Parties and supersedes all prior agreements, undertakings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

(C)	The general provisions in Article IX (Miscellaneous) of the Business Combination Agreement shall be incorporated, mutatis mutandis, by reference into this Amendment and shall form an integral part of this Amendment.

[Signature Page Follows.]

The Purchaser, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PLUM ACQUISITION CORP. IV

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Chief Executive Officer

PLUM IV MERGER SUB INC.

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President

CONTROLLED THERMAL RESOURCES HOLDINGS INC.

By:	/s/ James Turner
Name:	James Turner
Title:	President

[Signature Page to Amendment No. 1 to Business Combination Agreement]